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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the 8% Convertible Preference Shares, par value $0.01 per share, of Triton Energy Limited.

                                        PARTIES

Dated January 5, 1999                   HM4 TRITON, L.P.

                                        By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated January 5, 1999                   THOMAS O. HICKS

                                        By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated January 5, 1999                   HM4/GP PARTNERS CAYMAN, L.P.

                                        By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated January 5, 1999                   HM GP PARTNERS IV CAYMAN, L.P.

                                        By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated January 5, 1999                   HM FUND IV CAYMAN, LLC

                                        By:  /s/ MICHAEL D. SALIM
                                             -----------------------------------
                                             Michael D. Salim, Attorney-in-Fact